Jody M. Walker
                                 Attorney-At-Law
                             7841 South Garfield Way
                           Centennial, Colorado 80122
                            Telephone (303) 850-7637
                            Facsimile (303) 220-9902

June 1, 2004

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

     Re: OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN THE REGISTRATION STATEMENT ON FORM SB-2 OF COMLINK COMMUNICATIONS COMPANY

I am securities counsel for the above mentioned Company and I have reviewed the registration statement on Form SB-2. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the registration statement on Form SB-2 and any amendments for ComLink Communications Company.

It is my opinion that the securities of ComLink Communications Company and the 1,530,000 common shares which are being registered with the Securities and Exchange Commission pursuant to Form SB-2 registration statement of ComLink Communications Company have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


Yours very truly,


/s/Jody M. Walker
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Jody M. Walker